UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 10, 2013

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2013, Stratton Sclavos and Shirley Young retired from the Board of Directors (the “Board”) of salesforce.com, inc. (the “Company”). Neither Mr. Sclavos nor Ms. Young had any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.

On September 10, 2013, the Board appointed Ambassador John V. Roos and Robin Washington as directors to fill the vacancies left by Mr. Sclavos and Ms. Young. Ambassador Roos will also serve as a member of the Compensation Committee. There are no arrangements or understandings related to Ambassador Roos or Ms. Washington pursuant to which each was selected as a director, neither has any family relationships with any of the Company’s directors or executive officers and neither has direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ambassador Roos and Ms. Washington will receive standard compensation and equity awards available to non-employee directors of the Company.

The Company’s press release announcing these director appointments and retirements is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K. The information in the press release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 12, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2013	salesforce.com, inc.

/s/ Burke F. Norton
By: Burke F. Norton Title: Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 12, 2013